MY PALACE PORTAL, INC.

PART III

Index to Exhibits

2.          Articles of Incorporation dated  March 18/2020

2.1        Amendment to the Articles of Incorporation dated April 9/2020

2.2        Amendment to the Articles of Incorporation dated May 14. 2020mpp_ex6.htm

2.3        Bylaws of My Palace Portal

3.1        Certificate of Designation, Privileges, Preferences and Rights of Class A Common Stock

3.2        Certificate of Designation, Privileges, Preferences and Rights of Class B common Stock

4.          Subscription Agreement

6.          Asset Purchase Agreement   between the Company and Jeff Brand

6.1        My Palace Portal Form of real Estate Professional Affiliation Agreement

6.2        My Palace Portal Form of vendor Membership Agreement

6.3        My Palace Portal Home Owner Agreement

11.        Written consent of Mosel & Ginn  PLLC  Auditors

11.1      Consent of Auditors

12.        Opinion of Cass Keramidas, Law Firm*

13         Testing the Waters materials*

15.1      Financial Statements

15.2     Signatures

●To be filed by Amendment.